Exhibit 26(h)i f1

AMENDMENT NO. 1 TO OPPENHEIMER PARTICIPATION AGREEMENT

The Restated Participation Agreement made and entered into as of May 1, 2006 by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY, and C.M. LIFE INSURANCE COMPANY, is amended on April 3, 2008 as follows:

Schedules 1 and 2 of the Agreement are hereby deleted in their entirety and replaced with Schedules 1 and 2 attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 3, 2008

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:	/s/ Ellen Dziura	By:	/s/ Brian W. Wixted
Name:	Ellen Dziura	Name:	Brian W. Wixted
Title:	Vice President	Title:	Treasurer
Date:	April 7, 2008	Date:	4-15-08

MML BAY STATE LIFE INSURANCE COMPANY		OPPENHEIMERFUNDS, INC.

By:	/s/ Ellen Dziura	By:	/s/ Christina Nasta
Name:	Ellen Dziura	Name:	Christina Nasta
Title:	Vice President	Title:	Vice President
Date:	April 7, 2008	Date:	4/14/08

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ellen Dziura
Name:	Ellen Dziura
Title:	Vice President
Date:	April 7, 2008

SCHEDULE 1

Separate Accounts

MML Bay State Variable Life Separate Account I

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Massachusetts Mutual Variable Annuity Separate Account V

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life

MassMutual RetireEase Select	MassMutual/ Variable Life Plus
MassMutual Evolution	MML Bay State/ Variable Life Plus
MassMutual Transitions Select	MassMutual/ Variable Life Select
MassMutual Artistry	MML Bay State/ Variable Life Select
MassMutual Transitions	MassMutual/ Blue Chip Variable Universal Life
Panorama Passage	MassMutual/ Survivorship Variable Universal Life
Panorama Premier	C.M. Life/ Survivorship Variable Universal Life
Panorama	MassMutual/ Survivorship Variable Universal Life II
Panorama Plus	C.M. Life/ Survivorship Variable Universal Life II
LifeTrust	MassMutual/ Variable Universal Life
Flex Extra	C.M. Life/ Variable Universal Life
Strategic Prestige Variable	MassMutual/ Variable Universal Life II
AnnuitySM	MassMutual/ Variable Universal Life III
MassMutual/ VUL GuardSM
MassMutual/ Survivorship VUL GuardSM
MassMutual/ Large Case Variable Life Plus®
MassMutual/ Strategic Variable Life®
MassMutual/ Strategic Variable Life® Plus
MassMutual/ Strategic Group Variable Universal Life®
MassMutual/ Strategic Life® Prestige
C.M. Life/ Executive Benefit Variable Universal LifeSM

Oppenheimer Participation Agreement Amendment No. 1

SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Global Securities Fund/VA

Oppenheimer MidCap Fund/VA

Oppenheimer Main Street Small Cap Fund®/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Main Street Fund®/VA

Oppenheimer Balanced Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Participation Agreement Amendment No. 1